As filed with the Securities and Exchange Commission on July 22, 2011

Registration No. 333-161978

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	11-2520310
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

60 Heartland Boulevard
Edgewood, New York 11717
(631) 586-5200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Office)

Edward J. Fred
President and Chief Executive Officer
CPI Aerostructures, Inc.
60 Heartland Boulevard
Edgewood, New York 11717
(631) 586-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York  10174
Telephone:  (212) 818-8800
Fax:  (212) 818-8881

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

On September 17, 2009, CPI Aerostructures, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-161978) (the “Registration Statement”), covering an aggregate of $10,000,000 of (i) its common stock, par value $0.001 per share, (ii) its preferred stock, par value $0.001 per share, (iv) its debt securities, (iii) warrants to purchase any of the other securities covered by the Registration Statement, and (v) units comprised of any of the other securities covered by the Registration Statement.

The Company has terminated the offering of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edgewood, New York, on July 22, 2011.

CPI AEROSTRUCTURES, INC

By:	/s/ Edward J. Fred
	Name:	Edward J. Fred
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	*	Chairman of the Board	July 22, 2011
Eric Rosenfeld

By:	/s/ Edward J. Fred	President, Chief Executive Officer and Director	July 22, 2011
	Edward J. Fred	(Principal Executive Officer)

By:	/s/ Vincent Palazzolo	Chief Financial Officer (Principal Financial	July 22, 2011
	Vincent Palazzolo	Officer and Principal Accounting Officer)

By:	*	Director	July 22, 2011
Harvey J. Bazaar

By:	*	Director	July 22, 2011
Kenneth McSweeney

By:	*	Director	July 22, 2011
Walter Paulick

*	By Edward J. Fred, by power of attorney.

2